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                                                  Exhibit 23-A


                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Corporation 1990 Restricted Stock Plan of our report dated February 2, 1994, with respect to the consolidated financial statements and schedules of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP


Kansas City, Missouri
February 22, 1995